Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For the Tender of American Depositary Shares

of

GOLD FIELDS LIMITED

(CUSIP: 38059T106; ISIN:CAE000018123)

Pursuant to the U.S. Offer to Exchange

by

HARMONY GOLD MINING COMPANY LIMITED

(Not to be used for Signature Guarantees)

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 A.M., NEW YORK CITY TIME, ON NOVEMBER 26, 2004, UNLESS IT IS EXTENDED OR WITHDRAWN PRIOR TO THAT TIME.

This notice of guaranteed delivery, or a form substantially equivalent to this notice of guaranteed delivery, must be used for acceptance of the U.S. offer described in the prospectus dated October 21, 2004 (the “prospectus”), in respect of the American depositary shares (“ADSs”) of Gold Fields Limited, a company organized under the laws of the Republic of South Africa, if certificates evidencing Gold Fields ADSs are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the time will not permit all required documents to reach the U.S. ADS exchange agent prior to the expiration of the U.S. offer. This notice of guaranteed delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the ADS exchange agent and must include a guarantee by an Eligible Institution (as defined below) in the form set out in this notice of guaranteed delivery. If a message is transmitted through The Depository Trust Company pursuant to which the participant agrees to be bound by the terms set forth herein, an agent’s message must be delivered. See “The Offer — Procedures for Tendering Gold Fields ADSs — Guaranteed delivery” in the prospectus.

The U.S. ADS Exchange Agent for the U.S. Offer is:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight Delivery:
The Bank of New York	The Bank of New York
Gold Fields Exchange	Gold Fields Exchange
Tender & Exchange Department	Tender & Exchange Department
P.O. Box 859208	161 Bay State Street
Braintree, MA 02185-9208	Braintree, MA 02185

For Notice of Guaranteed Delivery:

(Eligible Institutions only)

Facsimile Transmission:

+1 (212) 815 6433

To confirm Facsimile Transmission Only:

+1 (212) 815 6212

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. ADS EXCHANGE AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE ADS LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE ADS LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

2

Ladies and Gentlemen:

The undersigned hereby tenders to Harmony Gold Mining Company Limited, a company organized under the laws of the Republic of South Africa, upon the terms and subject to the conditions set forth in the prospectus, dated October 21, 2004 (the “prospectus”) and the related ADS letter of transmittal (which, together with the prospectus and any amendments or supplements thereto, collectively constitute the “U.S. offer”), receipt of each of which is hereby acknowledged, the number of American depositary shares (“ADSs”) of Gold Fields specified below pursuant to the guaranteed delivery procedures described in the prospectus under “The Offer — Procedures for Tendering Gold Fields ADSs — Guaranteed delivery”.

Names(s) of Record Holder(s)

Address(es)

Zip Code

(Area Code) Telephone No.

Signature(s) of Record Holder(s)

Number of Gold Fields ADSs

Certificate Nos. (if available)

Indicate account number at Book-Entry Transfer Facility if Gold Fields ADSs will be tendered by book-entry transfer:

Account Number

Dated:                     , 2004

3

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Institution” and collectively, “Eligible Institutions”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the ADSs tendered by this notice of guaranteed delivery in proper form for transfer, or confirmation of the book-entry transfer of ADSs into the Depositary’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed ADS letter of transmittal (or a facsimile thereof) with any required signature guarantee, or an agent’s message (as defined in the prospectus), and any other documents required by the ADS letter of transmittal, within three New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the ADS letter of transmittal and ADSs to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm	Authorized Signature
Address	Name (Please Print)
Zip Code	Title
Dated: , 2004
(Area Code) Telephone No.

NOTE: DO NOT SEND CERTIFICATES EVIDENCING GOLD FIELDS ADSs WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

4